EXHIBIT 10.6

                      SECOND AMENDMENT TO REVOLVING CREDIT,
                        TERM LOAN AND SECURITY AGREEMENT
                      -------------------------------------

      THIS SECOND AMENDMENT TO REVOLVING CREDIT, TERM LOAN AND SECURITY AGREEMENT (this "Amendment") is made as of October ___, 1999, among RICHTON INTERNATIONAL CORPORATION, a Delaware corporation ("Richton"), CENTURY SUPPLY CORP., a Michigan corporation ("Century"), and CBE TECHNOLOGIES, INC., a Delaware corporation ("CBE") (collectively, the "Borrowers" and individually a "Borrower"), Required Lenders (as defined in the Credit Agreement described below) and PNC BANK, NATIONAL ASSOCIATION, a national banking association ("PNC"), as a Lender (as defined below) and as agent for the Lenders (in such capacity, the "Agent").

                              W I T N E S S E T H:
                              --------------------

      A. Pursuant to the Revolving Credit, Term Loan and Security Agreement dated as of May 17, 1999, as amended by the Amendment to Revolving Credit, Term Loan and Security Agreement dated as of July 9, 1999 (as further amended, supplemented or modified from time to time, the "Credit Agreement"), by and among Borrowers, the financial institutions which are now or which hereafter become a party thereto (collectively, the "Lenders" and individually a "Lender") and Agent, as agent for the Lenders, the Lenders agreed to make revolving credit and term loans to Borrowers upon the terms and conditions set forth therein.

      B. CBE desires to acquire substantially all of the assets of Corporate Access, Inc. in a Permitted Acquisition (as defined in the Credit Agreement), and has requested that Required Lenders permit such acquisition even though the purchase price thereof exceeds the maximum amount for a single Permitted Acquisition as set forth in the Credit Agreement.

      C. Borrowers have requested that a $2,000,000 letter of credit subfacility (the "LC Subfacility") be established as part of the existing revolving credit facility pursuant to which Agent will issue or cause to be issued standby letters of credit for their benefit.

      D. CBE has requested that it be permitted to establish a $1,500,000 wholesale financing facility (the "Deutsche Facility") with Deutsche Financial Services Corporation, secured only by a stand-by letter of credit, to finance its acquisition of Inventory (as defined in the Credit Agreement) acquired from certain vendors approved by Deutsche Financial Services Corporation.

      E. Agent and Required Lenders have agreed to permit (1) the acquisition of substantially all of the assets of Corporate Access, Inc. by CBE even though the purchase price thereof exceeds the maximum amount for a single Permitted Acquisition as set forth in the Credit Agreement, provided that such acquisition otherwise meets the requirements for a Permitted Acquisition, (2) the establishment of the LC Subfacility as part of the existing revolving credit facility, and (3) the establishment of the Deutsche Facility, all upon the terms and subject to the conditions set forth herein.

      NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrowers, Agent and Required Lenders agree as follows:

      1. Capitalized terms used in this Amendment shall have the same meanings given them in the Credit Agreement, unless otherwise defined herein.


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      2. The following definitions in Section 1.2 of the Credit Agreement are hereby amended to read as follows:

            "'Advances' shall mean and include the Revolving Advances, the Term Loan and Letters of Credit."

            "'CBE Formula Amount' shall mean, at any time, an amount equal to the sum of (i) the Receivables Advance Rate at such time times the Eligible Receivables of CBE at such time, plus (ii) the lesser of (A) the Inventory Advance Rate at such time times the value of the Eligible Inventory of CBE at such time, or (B) one million dollars ($1,000,000), minus (iii) the aggregate amount of outstanding Letters of Credit issued for the account of CBE at such time, minus (iv) such reserves with respect to CBE as Agent may reasonably and in good faith deem proper and necessary from time to time."

            "'Century Formula Amount' shall mean, at any time, an amount equal to the sum of (i) the Receivables Advance Rate at such time times the aggregate Eligible Receivables of Century at such time, plus (ii) the lesser of (A) the Inventory Advance Rate at such time times the aggregate value of the Eligible Inventory of Century at such time, or (B) the difference between (1) twenty million dollars ($20,000,000) and (2) the applicable amount at such time under clause (ii) of the definition of "CBE Formula Amount" in this Section 1.2 (up to a maximum of one million dollars ($1,000,000)), plus (iii) solely during the Seasonal Advance Period, an additional amount equal to the Maximum Seasonal Advance Amount, minus (iv) the aggregate amount of outstanding Letters of Credit issued for the account of Century at such time, minus (v) such reserves with respect to Century as Agent may reasonably and in good faith deem proper and necessary from time to time."

            "'Earnings Before Interest and Taxes' shall mean for any period the sum of (i) the net income (or loss) of Richton and its Subsidiaries on a consolidated basis for such period, plus (ii) the interest expense of, and Letter of Credit Fees paid by, Richton and its Subsidiaries on a consolidated basis for such period, plus (iii) the charges against income of Richton and its Subsidiaries on a consolidated basis for such period for federal, state and local taxes actually paid and/or accrued."

            "'Leverage Ratio' shall mean and include, as of the end of each fiscal quarter of Borrowers, the ratio of (a) the average outstanding principal amount of all Advances (excluding the undrawn face amount of outstanding Letters of Credit) during the fiscal quarter of Borrowers then ended, to (b) EBITDA for the period of four (4) consecutive fiscal quarters of Borrowers then ended."

            "'Obligations' shall mean and include any and all of Borrowers' obligations and/or liabilities to Agent or Lenders of every kind, nature and description, direct or indirect, secured or unsecured, joint, several, joint and several, absolute or contingent, due or to become due, now existing or hereafter arising, contractual or tortious, liquidated or unliquidated, whether direct or indirect (including, without limitation, any interest accruing thereon after maturity, or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding relating to any Borrower, whether or not a claim for post-petition or post-filing interest is allowed in such proceeding), whether arising out of Letters of Credit, out of overdrafts on deposit or other accounts or electronic funds transfers (whether through automated clearinghouses or otherwise) or out of Agent's or any Lender's non-receipt


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      of or inability to collect funds or otherwise not being made whole in connection with depository transfer check or other similar arrangements, in any case arising under this Agreement or any Other Document, including, without limitation, those arising under the Interest Rate Protection Agreement or any other present or future interest, currency or equity swap, future, option or other similar agreement or arrangement."

            "'Other Documents' shall mean the Notes, the Subordination Agreement, the Guaranty, the Guarantor Security Agreement, the Letters of Credit, the Letter of Credit Applications, the Interest Rate Protection Agreement, any other present or future interest, currency or equity swap, future, option or other similar agreement or arrangement, any lock-box, blocked account or similar agreement relating to the Blocked Accounts, and any and all other agreements, instruments and documents, including, without limitation, guaranties, pledges, powers of attorney, consents, and all other documents or agreements heretofore, now or hereafter executed by any Borrower or Guarantor and/or delivered to Agent or any Lender in respect of the Transactions."

            "'Revolving Advances' shall mean Advances made other than the Term Loan and Letters of Credit."

      3. Section 1.2 of the Credit Agreement is hereby amended to add the following new definitions:

            "'CAI Agreement' shall mean the Asset Purchase Agreement dated October ___, 1999, among Corporate Access, Inc., Condor Technology Solutions, Inc., Richton and CBE."

            "'Deutsche Agreement' shall mean the Agreement for Wholesale Financing dated as of October ___, 1999, between Deutsche Financial Services Corporation and CBE."

            "'Issuer' shall mean any Person who issues a Letter of Credit pursuant to the terms hereof."

            "'Letter of Credit Application' shall have the meaning set forth in
      Section 2.15 hereof."

            "'Letter of Credit Fees' shall have the meaning set forth in Section
      3.11 hereof."

            "'Letters of Credit' shall have the meaning set forth in Section
      2.14 hereof."

      4. Section 2.1(a) of the Credit Agreement is hereby amended to read in its entirety as follows:

            2.1 (a) Revolving Advances. Subject to the terms and conditions set forth in this Agreement, each Lender, severally and not jointly, will make Revolving Advances to Borrowers in aggregate amounts outstanding at any time equal to such Lender's Commitment Percentage of the lesser of (x) the Maximum Revolving Advance Amount less the aggregate amount of outstanding Letters of Credit and all unreimbursed payments or disbursements made by Issuer under all Letters of Credit, or (y) an amount equal to the sum of:

                  (i) up to eighty-five percent (85%), subject to the provisions of Section 2.1(b) hereof ("Receivables Advance Rate"), of Eligible Receivables of all Borrowers at such time, plus


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                  (ii) up to the lesser of (A) sixty percent (60%), subject to the provisions of Section 2.1(b) hereof ("Inventory Advance Rate"), of the value of the Eligible Inventory of all Borrowers at such time or (B) twenty million dollars ($20,000,000) in the aggregate at any one time, plus

                  (iii) solely during the Seasonal Advance Period, an additional amount equal to the Maximum Seasonal Advance Amount (provided that the amount referred to in this Section 2.1(a)(y)(iii) (A) may only be advanced to Century and (B) may not be advanced at the beginning of any Seasonal Advance Period prior to receipt by Agent of the preliminary monthly unaudited financial statements for December of the prior fiscal year of Borrowers to enable Agent to preliminarily determine compliance with Sections 6.10 and 6.11 hereof), minus

                  (iv) the aggregate amount of outstanding Letters of Credit, minus

                  (v) such reserves as Agent may reasonably and in good faith deem proper and necessary from time to time.

      The amount derived from the sum of (x) Sections 2.1(a)(y)(i), (ii) and
(iii) hereof, minus (y) Sections 2.1(a)(y)(iv) and (v) hereof at any time and from time to time shall be referred to as the "Aggregate Formula Amount". The Revolving Advances shall be evidenced by the promissory note ("Revolving Credit Note") substantially in the form attached hereto as Exhibit 2.1(a).

      Notwithstanding the foregoing, in no event shall the aggregate balance of outstanding Revolving Advances to any Borrower exceed the amount set forth in
Section 2.4 hereof.

      5. Section 2.10(a) of the Credit Agreement is hereby amended to read in its entirety as follows:

            "(a) In the event that the aggregate balance of Revolving Advances outstanding at any time exceeds the lesser of (a) the Aggregate Formula Amount at such time, or (b) the Maximum Revolving Advance Amount, less the aggregate amount of outstanding Letters of Credit and all unreimbursed payments or disbursements made by Issuer under all Letters of Credit at such time, the excess amount of Revolving Advances shall be immediately due and payable as a mandatory prepayment without the necessity of any demand, at the Payment Office, whether or not a Default or Event of Default has occurred. In the Event that the aggregate balance of Revolving Advances outstanding to (i) Century at any time exceeds the Century Formula Amount at such time, or (ii) CBE at any time exceeds the CBE Formula Amount at such time, the excess amount of Revolving Advances shall be immediately due and payable by the appropriate Borrower(s) as a mandatory prepayment without the necessity of any demand, at the Payment Office, whether or not a Default or Event of Default has occurred. In the event there is an excess amount as described above, any Borrower required to make a prepayment may, to the extent there are outstanding Letters of Credit issued for its account at such time, reduce such excess by (1) replacing such outstanding Letters of Credit, and/or (2) depositing cash in a cash collateral account with Agent on terms and conditions satisfactory to Agent as cash collateral for the liability of Issuer and Lenders (whether direct or contingent) under such outstanding Letters of Credit."


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      6. New Sections 2.14, 2.15 and 2.16 are hereby added to the Credit
Agreement to read in their entireties as follows:

            "2.14 Letters of Credit. Subject to the terms and conditions hereof, Agent shall issue or cause the issuance, for the account of a Borrower, of irrevocable standby letters of credit denominated in Dollars issued to support obligations of such Borrower in the ordinary course of its business (the "Letters of Credit"); provided, however, that Agent will not be required to issue or cause to be issued any Letter of Credit to the extent that the issuance of such Letter of Credit would result in a breach of Section 2.4 hereof or a requirement for a mandatory prepayment under
      Section 2.10(a) hereof. The maximum amount of all outstanding Letters of Credit shall not exceed two million dollars ($2,000,000) in the aggregate at any time. All disbursements or payments related to Letters of Credit shall be deemed to be Domestic Rate Loans consisting of Revolving Advances and shall bear interest at the Revolving Interest Rate for Domestic Rate Loans. Letters of Credit that have not been drawn upon shall not bear interest (although they will be subject to the fees set forth in Section
      3.11 hereof)."

            "2.15 Issuance of Letters of Credit.

            (a) Borrowing Agent, on behalf of a Borrower, may request Agent to issue or cause the issuance of a Letter of Credit for the account of such Borrower by delivering to Agent at the Payment Office, Issuer's form of Letter of Credit Application (the "Letter of Credit Application") completed to the satisfaction of Issuer, and such other certificates, documents and other papers and information as Agent may reasonably request.

            (b) Each Letter of Credit shall, among other things, (i) be in a form customarily used by Issuer or in such other form as has been approved by Issuer, and (ii) have an expiry date not later than one (1) year after such Letter of Credit's date of issuance and in no event later than one
      (1) month prior to the last day of the Term. Each Letter of Credit shall be subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, and any amendments or revision thereof adhered to by Issuer and, to the extent not inconsistent therewith, the laws of the State of New York.

            (c) Agent shall use its reasonable efforts to notify Lenders of the request by Borrowing Agent for a Letter of Credit hereunder."

            "2.16 Requirements For Issuance of Letters of Credit.

            (a) In connection with the issuance of any Letter of Credit, Borrowers shall jointly and severally indemnify, save and hold Agent and each Lender and each Issuer harmless from any loss, cost, expense or liability, including, without limitation, payments made by Agent or any Lender, and expenses and reasonable attorneys' fees incurred by Agent or any Lender arising out of, or in connection with, any Letter of Credit to be issued for a Borrower, except to the extent due to Agent's, a Lenders or an Issuer's gross negligence or willful misconduct. Borrowers shall be bound by Agent's or any Issuer's policies and good faith interpretations of any Letter of Credit issued for the account of a Borrower, although this interpretation may be different from their own; and, neither Agent, nor any Lender, nor any Issuer nor any of their correspondents shall be liable for any error, negligence, or mistakes, whether of omission or commission, in following a Borrower's instructions or those contained in any Letter of Credit


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      or of any modifications, amendments or supplements thereto or in issuing or paying any Letter of Credit, except for Agent's, any Lender's, any Issuer's or such correspondents' gross negligence or willful misconduct.

            (b) Borrowing Agent, on behalf of a Borrower, shall authorize and direct any Issuer to name Century or CBE, as the case may be, as the "Applicant" or "Account Party" of each Letter of Credit. If Agent is not the Issuer of any Letter of Credit, Borrowing Agent, on behalf of a Borrower, shall authorize and direct Issuer to deliver to Agent all instruments, documents, and other writings and property received by Issuer pursuant to the Letter of Credit and to accept and rely upon Agent's instructions and agreements with respect to all matters arising in connection with the Letter of Credit, the application therefor or any acceptance thereof.

            (c) In connection with all Letters of Credit issued or caused to be issued by Agent under this Agreement, each Borrower hereby appoints Agent, or its designee, as its attorney, with full power and authority if an Event of Default shall have occurred and be continuing, (i) to sign and/or endorse such Borrower's name upon any warehouse or other receipts, letter of credit applications and acceptances; (ii) to sign such Borrower's name on bills of lading; (iii) to clear Inventory through the United States of America Customs Department ("Customs") in the name of such Borrower or Agent or Agent's designee, and to sign and deliver to Customs officials powers of attorney in the name of such Borrower for such purpose; and (iv) to complete in such Borrower's name or Agent's, or in the name of Agent's designee, any order, sale or transaction, obtain the necessary documents in connection therewith, and collect the proceeds thereof. Neither Agent nor its attorneys will be liable for any acts or omissions nor for any error of judgment or mistakes of fact or law, except for Agent's or its attorney's gross negligence or willful misconduct. This power, being coupled with an interest, is irrevocable as long as any Letters of Credit remain outstanding.

            (d) Without limiting the generality of Section 2.16(a) hereof, Borrowers jointly and severally agree to reimburse Issuer as provided in this Section 2.16(d), through Agent, in Dollars and in immediately available funds, for the amount disbursed or paid by Issuer in connection with any drawing under any Letter of Credit and any costs and expenses relating to such disbursement or payment. Agent shall have the right to effectuate payment of any such amount by charging Borrowers' Account or by making Revolving Advances as provided in Section 2.2 hereof. Issuer shall promptly notify Agent and Borrowing Agent in the event of any request for drawing under any Letter of Credit; provided, that Issuer's failure to give such notice shall not impair or diminish Borrowers' obligations under this Section 2.16(d). Each Lender shall to the extent of the percentage amount equal to the product of such Lender's Commitment Percentage times the aggregate amount of all unreimbursed reimbursement obligations arising from disbursements made or obligations incurred with respect to the Letters of Credit be deemed to have irrevocably purchased an undivided participation in each such unreimbursed reimbursement obligation. In the event that any disbursement is made by Issuer under a Letter of Credit and not reimbursed (whether directly, by charging Borrowers' Account or by making Revolving Advances as provided in Section 2.2 hereof) within two
      (2) Business Days, Agent shall promptly notify each Lender and upon Agent's demand each Lender shall pay to Agent such Lender's proportionate share of such unreimbursed disbursement together with such Lender's proportionate share of Agent's unreimbursed costs and expenses relating to such unreimbursed disbursement. Upon receipt by Agent of a repayment from a Borrower of any amount disbursed by Agent for which Agent had already been reimbursed by Lenders,


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      Agent shall deliver to each Lender that Lender's pro rata share of such repayment. Each Lender's participation commitment shall continue until the last to occur of any of the following events: (A) Agent ceases to be obligated to issue or cause to be issued Letters of Credit hereunder; (B) no Letter of Credit issued hereunder remains outstanding and unconcealed or (C) all Persons (other than Borrowers) have been fully reimbursed for all payments made under or relating to Letters of Credit.

            (e) To the extent that any provision of any Letter of Credit Application is inconsistent with the provisions of this Agreement, including, without limitation, the provisions of Sections 2.14 or 2.15 hereof, or of this Section 2.16, the provisions of this Agreement shall control."

      7. Section 2.13(e) of the Credit Agreement is hereby amended to read in its entirety as follows:

            (i) "In the event and for so long as a Defaulting Lender fails to cure to the reasonable satisfaction of Borrowing Agent the breach which caused such Lender to become a Defaulting Lender, upon the request of Borrowing Agent, Agent shall use its reasonable good faith efforts to locate a Purchasing Lender reasonably acceptable to Agent to acquire all of such Defaulting Lender's rights and interests under this Agreement (including, without limitation, all of such Defaulting Lender's outstanding Advances, commitments to make additional Advances and participating interests in Letters of Credit) upon the terms set forth in
      Section 15.3(c) hereof; provided that such Defaulting Lender shall be obligated to pay the fee set forth in Section 15.3(d) hereof."

      8. A new Section 3.11 is hereby added to the Credit Agreement to read in its entirety as follows:

            "3.11 Letter of Credit Fees. Borrowers shall pay (a) to Agent, for the benefit of Lenders, fees for each outstanding Letter of Credit for the period from and excluding the date of issuance of same to and including the date of expiration or termination, equal to the average daily face amount of such Letter of Credit multiplied by one and three-quarters percent (1-3/4%) per annum, and (b) to Issuer, any and all fees and expenses as agreed upon by Issuer and Borrowing Agent in connection with any Letter of Credit, including, without limitation, in connection with the opening, amendment or renewal of any such Letter of Credit and shall reimburse Agent for any and all fees and expenses, if any, paid by Agent to Issuer (all of the foregoing fees, the "Letter of Credit Fees"). All Letter of Credit Fees payable hereunder shall be deemed earned in full on the date when the same are due and payable hereunder and shall not be subject to rebate or proration upon the termination of this Agreement for any reason."

      9. Section 7.1(a) of the Credit Agreement is hereby amended to read in its entirety as follows:

            "(a) Enter into any merger, consolidation or other reorganization with or into any other Person or permit any other Person to consolidate with or merge with it (in each case other than a merger of one Borrower or of Guarantor with and into another Borrower) or acquire all or a substantial portion of the assets of any Person, except that Century and CBE may make Permitted Acquisitions provided that (i) the aggregate Consideration for each such Permitted Acquisition shall not exceed one million dollars ($1,000,000) or, in the case of the acquisition described in the CAI Agreement (as delivered to Agent prior to the date hereof), provided that such acquisition otherwise qualifies as a Permitted Acquisition, the aggregate Consideration for such acquisition shall not exceed the amount set forth in the CAI Agreement, and (ii) the


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      aggregate Consideration for all such Permitted Acquisitions (including, without limitation, the acquisition described in the CAI Agreement (as delivered to Agent prior to the date hereof), provided that such acquisition otherwise qualifies as a Permitted Acquisition) shall not exceed two million dollars ($2,000,000) during any fiscal year of Borrowers."

      10. Section 7.3 of the Credit Agreement is hereby amended to read in its entirety as follows:

            "7.3 Guarantees. Become liable upon the obligations of any Person by assumption, endorsement or guaranty thereof or otherwise (other than to Lenders) except (a) as disclosed on Schedule 7.3, (b) the endorsement of checks in the ordinary course of business, and (c) that Richton may support the indemnification obligations of CBE under the CAI Agreement (as delivered to Agent prior to the date hereof)."

      11. Section 7.8 of the Credit Agreement is hereby amended to read in its entirety as follows:

            "7.8 Indebtedness. Create, incur, assume or suffer to exist any Indebtedness for borrowed money (exclusive of trade debt) except in respect of (a) Indebtedness to Lenders, (b) Indebtedness incurred for capital expenditures permitted under Section 7.6 hereof, (c) Indebtedness for borrowed money to the extent permitted under Section 7.5 hereof, (d) existing Indebtedness set forth on Schedule 7.8, and (e) Indebtedness of CBE for borrowed money under the Deutsche Agreement in an aggregate principal amount not to exceed one million five hundred thousand dollars ($1,500,000) at any time outstanding."

      12. Section 11.1 of the Credit Agreement is hereby amended to add the following after the first sentence thereof:

      "Upon the occurrence and during the continuance of any Event of Default, Agent shall, at the request of the Required Lenders, or may, with the consent of the Required Lenders, (i) direct Borrowers to pay (and Borrowers agree to pay upon the receipt of such notice, or upon the occurrence of any Event of Default specified in Section 10.7 hereof, Borrowers agree to pay without receipt of any notice) to Agent such additional amount of cash equal to the maximum aggregate amount available to be drawn under all Letters of Credit then outstanding, which amount shall be held as security for Borrowers' reimbursement obligations in respect of Letters of Credit then outstanding."

      13. Section 15.7 of the Credit Agreement is hereby amended to read in its entirety as follows:

            "15.7 Survival. The obligations under Sections 2.6(d), 2.16(a), 3.2(e), 3.8, 3.9, 3.10, 4.19(g), 14.7, 15.5, 15.9 and 15.17 hereof shall survive termination of this Agreement and the Other Documents and payment in full of the Obligations."

      14. In order to induce Required Lenders and Agent to enter into this Amendment, Borrowers hereby represent, warrant and covenant that:

            (a) no Default or Event of Default has occurred and is continuing or will occur after giving effect to the transactions contemplated by this Amendment, the CAI Agreement or the Deutsche Agreement;


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

            (b) this Amendment has been duly authorized, executed and delivered by each Borrower and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms;

            (c) the Credit Agreement and each of the Other Documents, after giving effect to this Amendment and the transactions contemplated hereby, continue to be in full force and effect and to constitute the legal, valid and binding obligations of each Borrower that is a party thereto, enforceable against each such Borrower in accordance with their respective terms;

            (d) the representations and warranties made by each Borrower or Guarantor in or pursuant to the Credit Agreement or any Other Document, or which are contained in any certificate, document or financial or other statement furnished at any time under or in connection herewith or therewith, are each true and correct in all material respects on and as of the date hereof, as though made on and as of such date;

            (e) the acquisition described in the CAI Agreement constitutes a Permitted Acquisition;

            (f) CBE will not conduct business under the name Corporate Access, Inc., or any similar name unless it has given Agent thirty (30) days prior written notice thereof and has taken all actions reasonably requested by Agent (including, without limitation, executing additional UCC-1 financing statements) to maintain the perfection and priority of the liens granted to Agent, for the ratable benefit of Lenders, under the Credit Agreement;

            (g) CBE will not (i) finance more than $1,500,000 of Inventory at any one time pursuant to the Deutsche Agreement, (ii) secure its obligations under the Deutsche Agreement, other than by a Letter of Credit in the face amount of up to $1,500,000, or (iii) amend the Deutsche Agreement in any material respect without the prior written consent of the Required Lenders; and

            (h) prior to the date hereof, CBE has delivered to Agent true and correct copies of (i) the CAI Agreement (including the schedules thereto), all UCC and other searches conducted with respect to Corporate Access, Inc. in connection therewith, and all other documents relating thereto as have been requested by Agent, and (ii) the Deutsche Agreement, and all other documents relating thereto as have been requested by Agent.

      15. Borrowers acknowledge that no Inventory of CBE financed pursuant to the Deutsche Agreement shall constitute Eligible Inventory.

      16. This Amendment shall become effective as of the date above upon receipt by Agent of (a) six (6) copies of this Amendment executed by Borrower and one copy of this Amendment executed by the Required Lenders, (b) six (6) copies of the Consent of Guarantor, in the form attached hereto as Exhibit A, executed by Guarantor, (c) one (1) copy of the fully executed CAI Agreement, and all other documents relating thereto as have been requested by Agent, (d) one
(1) copy of the fully executed Deutsche Agreement, and all other documents relating thereto as have been requested by Agent, (e) all documents and instruments (including, without limitation, UCC-1 financing statements and the other items described in the definition of "Permitted Acquisition" contained in
Section 1.2 of the Credit Agreement) necessary or desired by Agent to confirm that the acquisition described in the CAI Agreement qualifies as a Permitted Acquisition, (f) such other documents, instruments and certificates as Agent may reasonably request, in form and substance reasonably satisfactory to Agent, and
(g) payment by Borrowers of all costs, expenses and disbursements incurred by Agent in connection herewith as required under Section 15.9 of the Credit Agreement.

      17. Borrowers hereby confirm that all liens granted on the Collateral and the Guarantor Collateral shall continue unimpaired and in full force and effect.

      18. This Amendment may be executed in several counterparts, each of which, when executed and delivered, shall be deemed an original, and all of which together shall constitute one agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

      19. This Amendment shall be governed by and construed in accordance with the laws of the State of New York applied to contracts to be performed wholly within the State of New York, without giving effect to the principles of conflicts of law. This Amendment shall be binding upon and inure to the benefit of Borrowers, Lenders, Issuer and Agent, and their respective successors and permitted assigns.

      20. From and after the effectiveness hereof, all references to the Credit Agreement in the Other Documents shall mean the Credit Agreement as amended and modified by this Amendment.

      21. Except as amended and otherwise modified by this Amendment, the Credit Agreement and the Other Documents shall remain in full force and effect in accordance with their respective terms. Except as expressly provided herein, this Amendment shall not constitute an amendment, waiver, consent or release with respect to any provision of the Credit Agreement or any Other Document, a waiver of any Default or Event of Default thereunder, or a waiver or release of any of Agent's or any Lender's rights or remedies (all of which are hereby reserved). Borrowers expressly ratify and confirm the waiver of jury trial and other provisions of Section 12.3 of the Credit Agreement.

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

ATTEST:                                       RICHTON INTERNATIONAL CORPORATION

                                              By:
--------------------------------                 -------------------------------
Marshall E. Bernstein, Secretary              Name: Cornelius F. Griffin
                                              Title: Chief Financial Officer

ATTEST:                                       CENTURY SUPPLY CORP.

                                              By:
--------------------------------                 -------------------------------
Marshall E. Bernstein, Secretary              Name: Cornelius F. Griffin
                                              Title: Vice President

ATTEST:                                       CBE TECHNOLOGIES, INC.

                                              By:
--------------------------------                 -------------------------------
Marshall E. Bernstein, Secretary              Name: Cornelius F. Griffin
                                              Title: Vice President

                                              PNC BANK, NATIONAL ASSOCIATION,
                                              as Lender and as Agent

                                              By:
                                                 -------------------------------
                                              Name:  Ryan Peak
                                              Title: Vice President

                                              FLEET CAPITAL CORPORATION,
                                              as Lender

                                              By:
                                                 -------------------------------
                                              Name:
                                              Title:

                                              FIRSTAR BANK, N.A.,
                                              as Lender

                                              By:
                                                 -------------------------------
                                              Name:
                                              Title:

                                              IBJ WHITEHALL BUSINESS CREDIT
                                              CORPORATION, as Lender

                                              By:
                                                 -------------------------------
                                              Name:
                                              Title: